Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—February 2005

Series	2000-1 *
Deal Size	$750 MM
Expected Maturity	07/15/05

Yield	11.54%
Less: Coupon	2.60%
Servicing Fee	0.78%
Net Credit Losses	3.61%
Excess Spread:
February-05	4.55%
January-05	4.37%
December-04	5.26%
Three month Average Excess Spread	4.73%

Delinquency:
30 to 59 days	0.97%
60 to 89 days	0.67%
90 + days	1.42%
Total	3.06%

Payment Rate	9.70%

*	Results are skewed due to the calculation methodology during the accumulation period.